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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hollis-Eden Pharmaceuticals, Inc.
San Diego, CA

   We hereby consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc., incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2000, into the prospectuses constituting a part of the following registration statements: No. 333-18725 on Form S-8 to Form S-4, No. 333-18725 on Form S-3 to Form S-4, No. 333-56155 on Form S-3, No. 333-56157 on Form S-3, No. 333-69725 on Form S-3,
No. 333-69727 on Form S-3, No. 333-72853 on Form S-3, No. 333-92179 on Form S-
3, No. 333-92185 on Form S-8, No. 333-96181 on Form S-3, 333-96181 on Form S-
3, 333-34180 on Form S-3, 333-51284 on Form S-3 and 333-51286 on Form S-8.

                                          BDO Seidman, LLP
New York, NY
March 28, 2001